RULE 10f-3 REPORTING FORM
Name of Adviser/Subadviser:  BlackRock Investment Management, LLC
Name of Fund:  Natixis U.S. Diversified Portfolio
Total Net Assets of Fund: $90,815,503.34__(as of 3/31/08)
Issuer: VISA Inc.
Underwriter(s) Please see attachment
Affiliated Underwriter in the Syndicate  Merrill Lynch
Date of Purchase: 3/18/08
Date of Offering:  3/18/08
Amount of Purchase 1 16,100 shares
Purchase Price $44.00
Commission or Spread:  $1.232/share

Check that all the following conditions have been met
(any exceptions should be
discussed prior to commitment):

__X____ 	The securities are (i) part of an issue registered
under the Securities Act of 1933 (the "1933 Act") that is being offered to the public, (ii) part of an issue of government securities as defined under the Investment Company Act of 1940,
(iii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iv) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (v) exempt from registration under Rule 144A of the 1933 Act. If the securities meet conditions
(i), (ii), (iv) or (v):

___X___ the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors).
1

Include all purchases made by two or more funds which have the same investment adviser or sub-adviser.

If the securities meet condition (iii):

___X___ 	The securities were purchased prior to the end
of the first day of which any sales were made and the purchase price did not exceed the offering price (or fourth day before termination, if a rights offering).

___X___ 	The underwriting was a firm commitment.
___X___ 	The commission, spread or profit was reasonable
 and fair compared to that being received by others for underwriting similar securities during a comparable period of time.
___X___ 	The amount of the securities purchased by the Fund,
aggregated with  purchases by any other investment company advised by the Funds investment adviser or sub-adviser, and any purchases by another account with respect to which the investment adviser or sub-adviser has investment discretion if the investment adviser or sub-adviser exercised such investment discretion with respect to the purchase did not exceed 25% of the principal amount of the offering.2
___X___ 	No underwriter which is an affiliate of the Funds
 adviser or sub-adviser  was a direct or indirect participant in,
or benefited directly or indirectly    from the purchase.
___X___ 	The purchase was not part of a group sale (or part
of the institutional pot), or otherwise allocated to the account of an officer, director, member of an advisory board, investment adviser or employee of the Fund or affiliated person thereof.


2 Special counting rules apply for Rule 144A offerings.


Final Prospectus Page 241 of 491
Table of Contents
UNDERWRITING
We are offering the shares of class A common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities Inc., Goldman, Sachs & Co., Banc of America Securities LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC are acting as joint book-running managers of this offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus, the number of shares of class A common stock listed next to its name in the following table:


Name/Number of Shares of Class A Common Stock

J.P. Morgan Securities Inc. 102,738,300
Goldman, Sachs & Co. 102,738,300
UBS Securities LLC 30,450,000
Banc of America Securities LLC 27,851,600
Wachovia Capital Markets, LLC 26,268,200
Citigroup Global Markets Inc. 20,097,000
HSBC Securities (USA) Inc. 18,554,200
Merrill Lynch, Pierce, Fenner & Smith Incorporated 18,554,200
Piper Jaffray & Co. 5,724,600
CIBC World Markets Inc. 4,100,600
Mitsubishi UFJ Securities International plc 4,100,600
RBC Capital Markets Corporation 4,100,600
SunTrust Robinson Humphrey Inc. 4,100,600
Wells Fargo Securities, LLC 4,100,600
Daiwa Securities America Inc. 3,694,600
Mizuho Securities USA Inc. 2,070,600
Macquarie Capital (USA) Inc. 1,745,800
Credit Suisse Securities (USA) LLC 1,664,600
Santander Investment S.A. 1,664,600
TD Securities (USA) LLC 1,664,600
ABN AMRO Incorporated 1,258,600
Barclays Capital Inc. 1,258,600
Calyon Securities (USA) Inc. 1,258,600
Lehman Brothers Inc. 1,258,600
Morgan Keegan & Company, Inc. 1,258,600
Scotia Capital (USA) Inc. 1,218,000
The Williams Capital Group, L.P. 1,218,000
Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC 1,015,000
FirstRand Bank Limited 974,400
National Bank of Kuwait 974,400
Samsung Securities Co., Ltd. 974,400
Gardner Rich & Co., Inc. 812,000
Cowen and Company, LLC 609,000
Guzman & Company 609,000 Keefe,
Bruyette & Woods, Inc. 609,000
Utendahl Capital Group, LLC 609,000
Banco Bilbao Vizcaya Argentaria, S.A. 568,400
Banco Bradesco BBI S.A. 568,400
BB&T Capital Markets, a division of Scott & Stringfellow, Inc. 568,400 BNP Paribas Securities Corp. 568,400
Loop Capital Markets, LLC 406,000
M.R. Beale & Company 406,000
Muriel Siebert & Co., Inc. 406,000
Samuel A. Ramirez & Co., Inc. 406,000
Dundee
Securities Corporation 203,000 Total 406,000,000